 EXHIBIT 99.1: Actual Sale Price of Shares Sold Friday, August 22, 2003 (Table I, Line 2)

5,000 shares at $23.60
200 shares at $23.62
1,400 shares at $23.63
1,900 shares at $23.64
2,500 shares at $23.65
2,500 shares at $23.66
1,000 shares at $23.67
8,600 shares at $23.68
44,900 shares at $23.69
3,000 shares at $23.70
500 shares at $23.71
500 shares at $23.72
600 shares at $23.73
300 shares at $23.74
600 shares at $23.75
2,400 shares at $23.76
100 shares at $23.77
1,100 shares at $23.79
6,400 shares at $23.80
2,700 shares at $23.81
1,100 shares at $23.82
3,500 shares at $23.83
800 shares at $23.84
1,600 shares at $23.85
400 shares at $23.86
1,300 shares at $23.87
3,100 shares at $23.88
1,900 shares at $23.89
1,200 shares at $23.90
1,000 shares at $23.91
1,900 shares at $23.92
1,200 shares at $23.93
1,500 shares at $23.94
40,500 shares at $23.95
3,300 shares at $23.96
500 shares at $23.97
5,200 shares at $23.98
700 shares at $23.99
25,000 shares at $24.00
500 shares at $24.01
1,300 shares at $24.05